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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Whittaker Corporation for the registration of 107,841 shares of its common stock and to the incorporation by reference therein of our report dated December 12, 1997, with respect to the consolidated financial statements of Whittaker Corporation included in its Annual Report (Form 10-K/A) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Los Angeles, California
June 2, 1998